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CALCULATION OF REGISTRATION FEE

		Proposed maximum	Amount of
Title of each class of	Amount to be	aggregate	registration
securities to be registered	registered(1)	offering price(2)	fee(3)
Common Stock, $.001 par value	37,500,000	$86,490,625	$9,912

(1)

Includes shares of common stock (a) issued upon the initial closing of the offering, (b) underlying the warrants to be issued upon the initial closing of the offering and (c) that the investor may be required to purchase pursuant to the company’s additional sale options.

(2)

The proposed maximum offering price per share has been determined (a) with respect to the shares sold upon the initial closing, based on the per unit price of $2.034, (b) with respect to the shares underlying the warrants, based upon the exercise price of the warrants of $2.71 per share, and (c) with respect to the shares that may be sold pursuant to the company’s additional sale options, based upon the average of the high and low prices of A123 Systems, Inc. common stock as reported on the Nasdaq Global Select Market on January 18, 2012, in accordance with Rule 457(c) under the Securities Act because the offering price of the shares to be sold pursuant to the company’s additional sale option is not currently determinable.

(3)	This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (File No. 333-173122) filed by the Registrant on March 28, 2011.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-173122

Prospectus Supplement
(To Prospectus Dated March 28, 2011)

A123 Systems, Inc.

12,500,000 Shares of Common Stock

Warrants to purchase up to 12,500,000 Shares of Common Stock and up to 12,500,000 shares to be issued upon exercise of Additional Sale Options

We are offering up to 12,500,000 shares of our common stock and warrants to purchase up to 12,500,000 shares of our common stock. The common stock and the warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock. The warrants can be exercised during the period commencing on the date that is six months and one day from the date of original issuance and ending twenty-four months from the date on which such warrants become exercisable and may be exercised at a price of $2.71 per share. Each unit will be sold at a negotiated price of $2.034 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. Additionally, we have obtained an option from the purchaser of these securities which allows us to require the purchaser to purchase up to a maximum of 12,500,000 additional shares of our common stock from us, the first such option exercise period beginning in approximately five months and the second such option exercise period beginning in approximately six months from the date hereof  (each such option referred to in this prospectus as an additional sale option). The sale price for the additional shares will be based on a fixed 10% discount to a volume weighted average price (VWAP) measurement at the time we exercise an additional sale option. We cannot require the investor to purchase more than $100,000,000 of additional shares pursuant to the additional sale options. The shares of common stock, warrants, shares of common stock exercisable under the warrant and the additional shares of common stock that may be purchased by the purchaser pursuant to the additional sale options are sometimes collectively referred to herein as the “securities.” See “Description of Securities We Are Offering” for a more complete description of the additional sale options, beginning on page S-12.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AONE.” The last reported sale price of our common stock on January 19, 2012 was $2.26 per share.

We are offering these shares of common stock, warrants to purchase common stock and the shares of common stock issuable upon exercise of the additional sale options, if any, on a best efforts basis to an institutional investor. We have retained Lazard Capital Markets LLC to act as the exclusive placement agent in connection with this offering.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and “Item 1A. Risk Factors” beginning on page 50 of our Quarterly Report on Form 10-Q for the period ended September 30, 2011, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Offering price(1)	$2.034	$25,425,000

Placement Agent’s Fee(1)	6.0%	$1,525,500

Proceeds, before expenses, to us(1)	1.912	23,899,500

(1)       Does not include shares of common stock which may be issued upon the exercise of the warrants or upon the exercise of any additional sale option. The placement agent will be paid a placement fee of 5.0% on any shares purchased through any exercise of any additional sale option.

We estimate the total expenses of this offering, excluding the placement agent’s fees, will be approximately $400,000. Because there is no minimum offering amount required as a condition to closing in this offering, the actual offering amount, the placement agent’s fees and net proceeds to us, if any, in this offering may be substantially less than the total maximum offering amounts set forth above. We are not required to sell any specific number or dollar amount of the units offered in this offering, but the placement agent will use its best efforts to arrange for the sale of all of the units offered.

We anticipate that delivery of the units will be made on or about January 25, 2012, subject to customary closing conditions.

LAZARD CAPITAL MARKETS

Prospectus supplement dated January 19, 2012.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii

PROSPECTUS SUPPLEMENT SUMMARY	S-1

FORWARD-LOOKING STATEMENTS	S-6

RISK FACTORS	S-7

USE OF PROCEEDS	S-10

DILUTION	S-11

DESCRIPTION OF SECURITIES WE ARE OFFERING	S-12

PLAN OF DISTRIBUTION	S-15

LEGAL MATTERS	S-17

EXPERTS	S-17

WHERE YOU CAN YOU FIND MORE INFORMATION	S-17

INCORPORATION BY REFERENCE	S-17

PROSPECTUS

ABOUT THIS PROSPECTUS	1

WHERE YOU CAN FIND MORE INFORMATION	2

INCORPORATION BY REFERENCE	2

FORWARD-LOOKING STATEMENTS	3

A123 SYSTEMS, INC.	4

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	5

USE OF PROCEEDS	6

GENERAL DESCRIPTION OF SECURITIES	7

DESCRIPTION OF CAPITAL STOCK	7

DESCRIPTION OF DEBT SECURITIES	14

DESCRIPTION OF WARRANTS	23

FORMS OF SECURITIES	24

SELLING SECURITYHOLDERS	26

PLAN OF DISTRIBUTION	27

LEGAL MATTERS	29

EXPERTS	29

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, using a shelf registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock, our warrants and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we file with the SEC. We have not authorized anyone to provide you with different information. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus. Generally, when we refer to the prospectus, we are referring to both the prospectus supplement and the accompanying prospectus.

We use various trademarks and trade names in our business, including without limitation “A123” and “A123 Systems.” This prospectus supplement also contains trademarks and trade names of other businesses that are the property of their respective holders.

Except for purposes of the “Prospectus Supplement Summary—The Offering” and “Description of the Securities We Are Offering” sections of this prospectus supplement or unless stated otherwise or the context otherwise requires, we use the terms “A123,” “our company,” “we,” “us” and “our” in this prospectus supplement to refer to A123 Systems, Inc. and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary includes basic information about our company and this offering. It may not contain all of the information that is important to you. For a more complete understanding of our company and this offering, we encourage you to read this entire prospectus supplement, including the documents incorporated by reference in this prospectus supplement, and the accompanying prospectus carefully.

Overview

We design, develop, manufacture and sell advanced, rechargeable lithium-ion batteries and energy storage systems. We believe that lithium-ion batteries will play an increasingly important role in facilitating a shift toward cleaner forms of energy. Using our innovative approach to materials science and battery engineering and our systems integration and manufacturing capabilities, we have developed a broad family of high-power lithium-ion batteries and battery systems. This family of products, combined with our strategic partner relationships in the transportation, electric grid services and commercial markets, positions us well to address these markets for next-generation energy storage solutions.

The world economy is undergoing a transformation driven by rising demands for high-output and fuel-efficient energy solutions that are less harmful to the environment. Global economic growth, geo-political conflict in oil-producing regions and escalating exploration and production costs and related risks (e.g., the 2010 BP oil spill) are increasing market demand for innovative energy alternatives that can help reduce dependence on fossil fuels. Meanwhile, heightened concerns about global warming and climate change are giving rise to stricter environmental standards and stronger regulatory support for energy sources that are not harmful to the environment. As a result, clean energy technologies are experiencing increasing popularity and greater adoption which is fueling continued innovation and improving the economic viability of such technologies.

Our Target Markets

We believe clean energy trends are reflected in a growing demand for advanced battery technologies in end markets such as transportation, electric grid services and commercial.

Transportation

We believe consumers are increasingly shifting away from conventional gasoline engines to hybrid electric vehicles, or HEVs, plug-in hybrid electric vehicles, or PHEVs, and electric vehicles, or EVs, because of the high prices of conventional fuel, greater awareness of environmental issues and government regulation. These vehicles offer improved gas mileage and reduced carbon emissions and may ultimately provide a vehicle alternative that eliminates the need for conventional gasoline engines. Industry experts project that by 2020 almost half of U.S. vehicles will require some form of battery technology to meet new Corporate Average Fuel Economy, or CAFE, regulatory standards. President Obama has announced national standards mandating that U.S. passenger vehicles and light trucks must average 35.5 miles per gallon by 2016. Moreover, governments across the globe are considering or have already implemented other policies that support vehicle electrification. Overall, we believe this demand for greener vehicle technologies, including advanced batteries, is increasing, a view supported by the fact that most vehicle original equipment manufacturers, or OEMs, are pursuing electrification programs at an accelerated pace.

On a cost per mile driven basis, electricity is a more economical source of energy than gasoline. However, historically, the vehicle operating savings of using electricity have been more than offset by the cost of the corresponding electrical storage systems. With the advancement of battery technologies, the use of battery systems to deliver energy to hybrid powertrains is becoming more economically viable. We believe this trend will lead to increased adoption of HEVs, PHEVs and EVs and, as a result, create significant opportunities for battery suppliers with the necessary technology, experience and manufacturing capabilities to develop high performance batteries. We expect that if consumers begin realizing more immediate cost savings by switching away from gasoline powered vehicles to hybrid vehicles, the resulting increased adoption of HEVs, PHEVs and EVs will significantly contribute to the growth of the next-generation battery market.

     Electric Grid Services

Applications in the electric grid market present another significant opportunity for the use of advanced battery systems. Performance and reliability are essential to electric transmission and distribution grids. To preserve electric grid integrity, grid operators often need to call on resources to provide critical ancillary services such as standby reserve capacity and frequency regulation services. Resources required for standby reserve capacity services must ramp up and down quickly to offset sudden, short-term generator or transmission line outages. Resources for frequency regulation services are called upon to adjust for minute-to-minute frequency fluctuations in the grid due to demand and supply changes. Traditionally, these grid services are provided by running select power plants on the grid below their full load capability so they can be called on and ramped up quickly as needed. Advanced batteries capable of providing rapid charge and discharge cycles as well as high power over a long period provide these services more cost effectively and efficiently than running power plants at sub-optimal operating levels. Through the use of batteries, the portion of power plant capacity normally reserved for ancillary services to provide standby reserve capacity and frequency regulation can be freed up to operate at full capacity and produce more electricity and associated revenue.

We believe the escalating demand for renewable energy technologies will serve as an additional catalyst for the adoption of advanced batteries in electric grid applications. Wind and solar energy facilities are expected to be important sources of new electricity generation in the future. However, wind and solar are intermittent power sources that place additional demands on grid stabilization. Advanced batteries can be used to supplement these next generation technologies by smoothing their output by providing regulation services and excess energy storage during periods of high transmission line usage or low customer demand. Moreover, the Federal Energy Regulatory Commission, or FERC, is implementing through FERC Order 755 a new pay-for-performance rule in 2012 that will reward fast-responding energy storage-based resources that provide frequency regulation on the electric grid. We believe that this new rule will encourage the power market participants under FERC jurisdictional organized markets to implement fast-responding resources because they will be paid a significant premium based on their superior frequency regulation performance.

Commercial

Commercial applications represent another attractive market for advanced batteries. There are two types of batteries for commercial applications: high-energy batteries and high-power batteries. High-energy batteries are designed to store large amounts of energy for long periods, but are not required to release this energy at a high rate. These batteries are used in certain portable consumer electronics such as laptop computers, PDAs and cell phones, which require gradual, consistent delivery of energy in low-power form. High-power batteries, on the other hand, are designed not only to store large amounts of energy, but also to deliver it at a very high rate, or in high-power form. While the battery market for high energy, low-power portable consumer products is mature and well supplied by several vendors, a market opportunity exists for advanced batteries that can deliver high-power in a light-weight and portable package in areas including telecommunications, information technology, material handling and medical products.

Our Competitive Strengths

We believe the following combination of capabilities distinguishes us from our competitors and positions us to compete effectively and benefit from the expected growth in the advanced energy storage market:

•                                          Materials science and development expertise.  Our proprietary materials formulations and coating techniques allow us to adjust the characteristics of our battery components to meet different energy and power requirements across our many applications and our core materials science has been successfully validated in high-volume production.

•                                          Battery design capabilities.  We have been an innovator in the packaging of lithium-ion batteries. These capabilities allow us to introduce optimal packages in various forms and sizes designed to deliver our technology into many different applications targeted at the transportation and grid markets.

•                                          Battery systems engineering and integration expertise.  Our expertise in the engineering and integration of full battery systems allows us to customize our batteries and deliver fully-integrated systems, which are necessary to compete successfully in certain end markets.

•                                          Vertical integration from battery chemistry to battery system design services.  Our vertical integration from batteries to battery systems has allowed us to develop flexible technology modules at every step of battery development, including a patent-pending scalable prismatic battery system architecture that allows common modules to be configured according to varied transportation customer requirements.

•                                          Industry leading partners in focused markets.  We work with leaders in each of our target markets, such as AES, BAE Systems, BMW, Daimler, Fisker, Gillette, GM, Navistar, SAIC and Sempra Generation. We have entered into agreements relating to joint design and development efforts with several major passenger vehicle manufacturers and tier 1 suppliers and continue to work with General Electric to draw on their research and technology development expertise in our target markets.

•                                          High-quality, volume manufacturing facilities and proprietary process technologies.  We have manufacturing facilities in China, Korea, Michigan and Massachusetts. Over the past several years, we have developed high-volume production expertise and replicable manufacturing processes that we believe we can scale to meet increasing demands for our products.

•                                          Cells with proven capabilities across multiple transportation applications.  Through our supply agreements in the transportation market, we have demonstrated the ability to compete in all transportation markets globally. These production programs demonstrate and validate the price/performance of our cells, modules and systems in the marketplace.

Appointment of Chief Operating Officer

On January 19, 2012, we announced that Edward Kopkowski has accepted an offer to become our Chief Operating Officer and is expected to join the Company effective January 23, 2012.  Mr. Kopkowski previously served as vice president of operational excellence at Dana Holding Corporation, a leading supplier of driveline products, power technologies and service parts for light- and heavy-duty vehicle manufacturers. At Dana, Mr. Kopkowski managed operations and led the implementation of the Dana Operating System across four operating units, which accounted for $6.1 billion in annual revenue and encompassed nearly 100 major facilities in 26 countries.

Risk Factors

Our business is subject to risks, including those described in “Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the period ended September 30, 2011, which is filed with the SEC and incorporated by reference in this prospectus supplement. We also refer you to “Risk Factors” in this prospectus supplement.

Our Principal Executive Offices

Our principal executive offices are located at 200 West Street, Waltham, Massachusetts 02451, and our telephone number is (617) 778-5700.

The Offering

The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For more information concerning our securities, see the “Description of Securities We Are Offering” section in this prospectus supplement and the “Description of Capital Stock” and “Description of Warrants” sections in the accompanying prospectus.

Issuer	A123 Systems, Inc.

Common Stock offered by us	12,500,000 shares

Warrants offered by us

Warrants to purchase up to 12,500,000 shares of common stock. The warrants will be exercisable during the period commencing on the date that is six months and one day from the date of original issuance and ending twenty-four months from the date on which such warrants become exercisable at an exercise price of $2.71 per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Company’s additional sale option

Subject to the satisfaction of the terms and conditions set forth in the subscription agreement between us and the purchaser, at any time during both (a) the ten (10) trading days beginning June 18, 2012 and (b) the ten (10) trading days beginning July 23, 2012, we will have the option to require the purchaser to purchase up to an additional 6,250,000 shares of Common Stock during each such period at a price equal to 90% of the lesser of (i) the volume weighted average price on the date of exercise, or (ii) the arithmetic average of the daily volume weighted average price for the ten (10) consecutive trading days ending on the date of exercise. We cannot require the investor to purchase more than $100,000,000 of additional shares. The Company’s additional sale option may only be exercised twice (once during each additional sale option exercise period).

Common stock to be outstanding after this offering	138,573,992

Use of proceeds

We intend to use the net proceeds from this offering (including any resulting from the exercise of the warrant or the additional sale options) for general corporate purposes. Pending these uses, we intend to invest the net proceeds of this offering in interest-bearing investment-grade securities. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors

Investing in our securities involves a high degree of risk. You should consider carefully each of the risks described in this prospectus supplement and the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to purchase our securities. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

NASDAQ Global Select Market symbol	AONE

The information above is based on 126,073,992 shares of common stock outstanding as of September 30, 2011 and excludes the 12,500,000 shares of common stock issuable upon exercise of the warrants, and up to 12,500,000 shares issuable upon exercise of the additional sale options. It also excludes, as of that date, the following:

•                                          11,219,008 shares of our common stock issuable upon the exercise of outstanding stock options as of September 30, 2011, at a weighted average exercise price of $7.34 per share;

•                                          1,361,383 shares of our common stock subject to restricted stock units outstanding as of September 30, 2011;

•                                          5,048,651 shares of our common stock reserved as of September 30, 2011 for future issuance under equity incentive plans;

•                                          45,000 shares of our common stock issuable upon the exercise of a warrant outstanding as of September 30, 2011 with an exercise price of $8.15 per share;

•                                          19,965,279 shares of common stock issuable upon conversion of the Company’s 3.75% Convertible Subordinated Notes due 2016; and

•                                          8,237,232 shares of common stock issued to IHI Corporation as of November 18, 2011.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the information incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of U.S. securities law. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management, and as such are inherently uncertain. These forward-looking statements include, but are not limited to, statements relating to: our ability to obtain new customers and supply agreements; our beliefs about future trends in our market; our financial and business projections for 2012; worldwide political, economic or business conditions; foreign currency exchange rates; competition in our industry; delays in customer and market demand for our products and solutions; and delays in the development, production and delivery of our products and solutions. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends” “plans,” “believes,” “seeks,” “estimates,” “continues” and “may” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the risks outlined in the section of this prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically under “Item 1A. Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

RISK FACTORS

An investment in the securities offered by this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully consider the following risk factors in addition to the remainder of this prospectus supplement and the accompanying prospectus, including the information incorporated by reference, before making an investment decision. In addition, you should carefully consider, among other things, the matters discussed under “Item 1A. Risk Factors” beginning on page 50 of our Quarterly Report on Form 10-Q for the period ended September 30, 2011, and in other documents that we file with the SEC. The risks and uncertainties described in the documents incorporated by reference and those described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

If any of those risks actually occurs, our business, financial condition and results of operations would suffer. In that event, the market price of the securities could decline, and you may lose all or part of your investment in the securities. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to this Offering

The price of our common stock has been and may continue to be highly volatile, which may make it difficult for stockholders to sell our common stock when desired or at attractive prices.

The market price of our common stock is highly volatile, and we expect it to continue to be volatile for the foreseeable future. For example, from September 24, 2009 through December 31, 2011, our common stock traded at a high price of $28.20 and a low price of $1.51. Some of the factors that may cause the market price of our common stock to continue to fluctuate include:

•                                          fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•                                          fluctuations in our recorded revenue, even during periods of significant sales order activity;

•                                          changes in estimates of our financial results or recommendations by securities analysts;

•                                          the timing of the shipment and/or installation and validation of our products;

•                                          failure of any of our products to achieve or maintain market acceptance;

•                                          failure of our suppliers, many of which are sole source suppliers, to deliver products in a timely fashion or at all or any other disruption or delay in our supply chain;

•                                          product liability issues and warranty claims involving our products or our competitors’ products;

•                                          changes in market valuations of similar companies;

•                                          success of competitive products or technologies;

•                                          our customers’ ability to achieve their planned production schedules;

•                                          changes in our capital structure, such as future issuances of securities or the incurrence of debt;

•                                          announcements by us or our competitors of significant services, contracts, investments, acquisitions or strategic alliances;

•                                          developments or announcements related to our application for government stimulus funds;

•                                          regulatory developments in the United States, foreign countries or both;

•                                          litigation involving us, our general industry or both;

•                                          additions or departures of key personnel;

•                                          investors’ general perception of us; and

•                                          changes in general economic, industry and market conditions.

In addition, if the market for technology stocks or the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to class action lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use our net proceeds from this offering and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds of this offering in ways that increase the value of your investment. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

There is no minimum offering amount required as a condition to the closing of this offering and the actual amount of net proceeds we receive may be lower than we anticipate, which may have a material adverse effect on our business.

There is no minimum offering amount required as a condition to the closing of this offering. Accordingly, the actual amount of securities we sell may be less, perhaps substantially less, than the maximum amount set forth on the cover page of this prospectus supplement. Likewise, the actual amount of net proceeds we receive may be substantially less than the amount set forth in this prospectus supplement under the caption “Use of Proceeds,” which is based upon an assumption that we sell the maximum amount of securities offered hereby. Any substantial shortfall in the amount of securities we sell in this offering compared to the maximum amount offered hereby could have a material adverse effect on our results of operations and liquidity and may increase the liquidity and going concern risks discussed above.

The investor in this offering may experience future dilution.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. We have an effective shelf registration statement from which additional shares of common stock and other securities can be offered. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer a dilution of their investment. Moreover, as described under “Prospectus Supplement Summary—The Offering,” we have a substantial number of stock options, restricted stock units, warrants to purchase common stock and notes convertible into shares of common stock outstanding and reserved for issuance. You will incur dilution upon vesting of any outstanding restricted stock units, upon exercise of any outstanding stock options or warrants and upon conversion of any convertible notes.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, including the issuance of common stock upon conversion of our convertible notes, could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We, our directors, certain entities affiliated with our directors, and our executive officers have agreed not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, subject to certain exceptions. See “Plan of Distribution.” In addition, the placement agent may, in its discretion, release the restrictions on any such shares at any time without notice. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

In addition, the existence of our convertible notes may also encourage short selling by market participants because the conversion of the convertible notes could depress our common stock price. The price of our common stock could be affected by possible sales of our common stock by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of our common stock.

The warrants are a new issue of securities with no established trading market.

The warrants are a new issue of securities with no established trading market. The warrants will not be listed on any securities exchange or quotation system. There can be no assurance that a trading market for the warrants will develop or as to the liquidity of any trading market for the warrants that may develop. The absence of a trading market or liquidity for the warrants may adversely affect their value.

We may not be able to exercise our additional sale options.

Our ability to exercise each of our additional sale options to require the investor to purchase up to an aggregate of 6,250,000 additional shares of common stock in each option period is subject to certain conditions. If such conditions are not able to be satisfied during each option period, we will not be able to require the investor to purchase the additional shares and will receive no proceeds therefrom.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the placement agent’s fees related to the offering of the units and estimated offering expenses payable by us and excluding any exercise of the warrants by the holder thereof and the exercise of any additional sale option, will be approximately $23.5 million.

We intend to use the net proceeds from this offering (including any resulting from the exercise of the warrant or any additional sale option) for general corporate purposes. Pending these uses, we intend to invest the net proceeds of this offering in interest-bearing investment-grade securities.

The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds from this offering in a manner other than as described in this prospectus supplement.

DILUTION

This offering will result in a decrease in the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2011 was approximately $342.8 million, or $2.72 per share of our common stock. Net tangible book value per share represents our total tangible assets (which excludes goodwill and other intangible assets), less our total liabilities, divided by the aggregate number of shares of our common stock outstanding as of September 30, 2011.

After giving effect to the assumed sale of the maximum number of units offered hereby as set forth on the cover page of this prospectus supplement, and after deducting the placement agent’s fees and the estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2011 would have been approximately $366.3 million, or $2.64 per share of our common stock. This amount represents an immediate decrease in net tangible book value of $0.08 per share as a result of this offering. The following table illustrates this decrease in our net tangible book value per share:

Offering price per share	$2.034

Net tangible book value per share as of September 30, 2011	$2.72

Decrease per share attributable to investors purchasing units in this offering	$(0.08)

As adjusted net tangible book value per share after this offering	$2.64

The above table is based on 126,073,992 shares of common stock outstanding as of September 30, 2011. The information above excludes the aggregate of up to 12,500,000 shares of common stock issuable upon exercise of the warrants and the aggregate of up to 12,500,000 shares issuable upon exercise of the additional sale options, and it also excludes, as of that date, the following:

•                                          11,219,008 shares of our common stock issuable upon the exercise of outstanding stock options as of September 30, 2011, at a weighted average exercise price of $7.34 per share;

•                                          1,361,383 shares of our common stock subject to restricted stock units outstanding as of September 30, 2011;

•                                          5,048,651 shares of our common stock reserved as of September 30, 2011 for future issuance under equity incentive plans;

•                                          45,000 shares of our common stock issuable upon the exercise of a warrant outstanding as of September 30, 2011 with an exercise price of $8.15 per share;

•                                          19,965,279 shares of common stock issuable upon conversion of the Company’s 3.75% Convertible Subordinated Notes due 2016; and

•                                          8,237,232 shares of common stock issued to IHI Corporation as of November 18, 2011.

To the extent that any of these options, warrants, restricted stock units or convertible notes are exercised or converted or become vested, as applicable, these issuances will cause dilution per share to the investor purchasing units in this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering a maximum of 12,500,000 units, consisting of an aggregate of 12,500,000 shares of common stock and warrants to purchase up to 12,500,000 shares of common stock. Each unit consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $2.71 per share. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants and the offering of the shares of our common stock upon exercise, if any, of any additional sale option.

All of the specific terms and conditions of the shares of common stock, warrants, the additional sale option and the shares of common stock issuable upon exercise, if any, of the warrant and the additional sale option are included in the subscription agreement and warrant attached to our Current Report on Form 8-K filed with the SEC on January 20, 2012, and are incorporated by reference in the registration statement from which these securities are being offered.

Our Additional Sale Option

The shares of common stock related to the additional sale options will be issued if exercised by us pursuant to a subscription agreement between the purchaser and us. You should review a copy of the form of subscription agreement, which will be filed by us as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the additional sale options. The following is a brief summary of the material terms of the additional sale options and is subject in all respects to the provisions contained in the subscription agreement.

The Company may require the purchase of up to an additional 6,250,000 shares of our common stock during each of two exercise periods: (a) the ten (10) trading days beginning June 18, 2012 and (b) the ten (10) trading days beginning July 23, 2012. The purchaser is obligated, pursuant to each additional sale option, to purchase up to 6,250,000 shares of our common stock at a price equal to 90% of the lesser of (i) the volume weighted average price of our common stock (“VWAP”) on the date of the applicable notice of exercise, or (ii) the arithmetic average of the daily VWAPs for the ten (10) consecutive trading days ending on the date of the applicable notice of exercise. In no event shall the purchaser be required to purchase shares in excess of $100,000,000. We may cancel at any time the obligation of the purchaser to purchase these shares.

If the arithmetic average of the daily VWAPs during the 30 trading days prior to the sale of common stock pursuant to each additional sale option is less than $1.00, or if the arithmetic average of the daily trading volumes of the common shares during the 30 trading days prior to the sale of common stock pursuant to each additional sale option is less than 1,500,000 shares, the number of shares subject to each additional sale option may be reduced or eliminated, all as set forth in the subscription agreement. The exercise of each additional sale option is subject to certain other conditions set forth in the subscription agreement. Any shares of common stock purchased pursuant to any additional sale option will be electronically delivered to the purchaser through the facilities of the depository trust company.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 7 of the accompanying prospectus. As of September 30, 2011, we had 126,073,992 shares of common stock outstanding.

Warrants

The warrants offered in this offering will be issued pursuant to a subscription agreement between the purchaser and us. You should review a copy of the form of subscription agreement and the form of warrant, each of which will be filed by us as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants.

Exercisability. Holders of the warrants may exercise the warrants beginning on the date that is six months and one day from the date of original issuance up to the date that is twenty-four (24) months from the date on which the warrants become exercisable. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Unless otherwise specified in the applicable warrant, except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If at any time during the warrant exercisability period a registration statement covering the shares of common stock issuable upon exercise of the warrant that are the subject of such exercise notice, or an exemption from registration, is not available for the resale of such unavailable warrant shares and the warrant holder so elects, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, elect instead to receive upon such exercise the “net number” of shares of common stock determined according to a formula set forth in the warrant.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $2.71 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends and distributions, recapitalization, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the subscription agreements, the warrants may be transferred at the option of the holders upon surrender of the warrants to us, together with the appropriate instruments of transfer.

Insufficient Authorized Shares. If at any time from and after the warrants are exercisable and while any of the warrants remain outstanding we do not have a sufficient number of authorized and unreserved shares of common stock to satisfy our obligation to reserve for issuance upon exercise of the warrant at least 100% of the maximum number of shares of common stock as shall from time to time be necessary to effect the exercise of all of the warrants then outstanding, we are obligated to deliver a notice to the warrant holder specifying the number of shares unavailable to satisfy our obligations under the warrant and must take all necessary action to increase our authorized shares of common stock to an amount sufficient to allow the immediate exercise of the warrants then outstanding. In the event that at any time the warrants are exercisable, there are insufficient shares of common stock issuable under such warrant, then we will within one hundred eighty (180) days thereafter hold a meeting of our stockholders in order to approve an increase in the number of authorized shares of our common stock. In the event that upon any exercise of the warrant at any time from and after such one hundred eighty (180) day period we do not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the warrant holder elects to void such exercise, we will pay to the warrant holder within three (3) trading days of the applicable exercise, cash in an amount equal to the product of (1) the number of shares of common stock underlying the warrant that we are unable to deliver and (2) the Black Scholes value.

Exchange Listing. We do not plan on making an application to list the warrants on the Nasdaq Global Select Market, any national securities exchange or other nationally recognized trading system.

Fundamental Transactions. In the event of any fundamental transaction, or any public announcement or disclosure of the potential occurrence of a fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then either (a) the successor or acquiring corporation will assume in writing all of our obligations under the warrant, including issuance of a warrant which is exercisable for a corresponding number of shares of capital stock equivalent to the share of our common stock acquirable and receivable upon exercise of this warrant prior to such fundamental transaction or (b) we or the successor or acquiring corporation will agree that, upon any subsequent exercise of a warrant, the holder shall have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation, or of our shares, if we are the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the warrant is exercisable immediately prior to such event, and the holder shall receive a written notification from the surviving corporation confirming such rights. In addition, in the event of a fundamental transaction, the holder may require us or the successor or acquiring corporation to pay at the holder’s option, which must be delivered prior to the 90th day after the public disclosure of such Fundamental Transaction, an amount of cash equal to the remaining unexercised value of the warrant as determined in accordance with the Black Scholes option pricing model.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Waivers and Amendments. In no event may the exercise price of or the number of shares of our common stock subject to any warrant be amended, nor may the right to exercise that warrant be waived, without the written consent of the holder of that warrant.

PLAN OF DISTRIBUTION

We are offering the units through a placement agent, with each unit consisting of one share of common stock and a warrant to purchase one share of common stock. Subject to the terms and conditions contained in the placement agent agreement, dated January 19, 2012, Lazard Capital Markets LLC has agreed to act as the placement agent for the sale of up to an aggregate of 12,500,000 units and two additional sale options to purchase an aggregate of 12,500,000 shares of Common Stock. The placement agent is not purchasing or selling any shares of common stock or warrants by this prospectus supplement or the accompanying prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of units, but has agreed to use its commercially reasonable efforts to arrange for the sale of all units.

The placement agent agreement provides that the obligations of the placement agent and the investors are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Confirmations and definitive prospectuses will be distributed or made available to all investors who agree to purchase the units, informing investors of the closing date as to such units. We currently anticipate that closing of the sale of units will take place on or about January 25, 2012. Investors will also be informed of the date and manner in which they must transmit the purchase price for their units.

On the initial closing date, the following will occur:

•                                          We will receive funds in the amount of the aggregate purchase price for the units we sell; and

•                                          Lazard Capital Markets LLC will receive the placement agent’s fee in accordance with the terms of the placement agent agreement.

We will pay the placement agent an aggregate cash commission equal to 6% of the gross proceeds of the sale of units. We will also pay the placement agent an aggregate cash commission equal to 5% of the gross proceeds received from the sale of shares of our common stock to the investor pursuant to our exercise of any additional sale option. We will also reimburse the placement agent for legal expenses incurred by it in connection with this offering. The estimated offering expenses payable by us, in addition to the placement agent’s fee related to the sale of the units of $1,525,500, are approximately $400,000, which includes $125,000 of reimbursable legal expenses of the placement agent, as well as accounting and printing costs and various other fees and expenses associated with registering and listing the common stock. After deducting certain fees due to the placement agent and our estimated offering expenses related to the sale of the units, we expect the net proceeds from such sale to be approximately $23.5 million.

The relationship between Lazard Frères & Co. LLC and Lazard Capital Markets LLC is governed by a business alliance agreement between their respective parent companies. Pursuant to such agreement, Lazard Frères & Co. LLC referred this offering to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above. We have agreed to indemnify the placement agent and Lazard Frères & Co. LLC against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agent agreement. We have also agreed to contribute to payments the placement agent and Lazard Frères & Co. LLC may be required to make in respect of such liabilities.

We have agreed to certain lock-up provisions which are subject to certain customary carve-outs, including related to certain strategic transactions, which provide that we will not for a period of ninety (90) days after the date of this prospectus supplement, and periods of ninety (90) days after delivery of each notice of exercise of an additional sale option, without the prior written consent of the placement agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, as set forth in the placement agent agreement.  Our executive officers and directors have agreed to similar lock-up provisions which provide that they will not, for a period of ninety (90) days after the date of this prospectus supplement, without the prior written consent of the placement agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, as set forth in the placement agent agreement.

The placement agent agreement is included as an exhibit to our Current Report on Form 8-K that we will file with the SEC in connection with the consummation of this offering.

The transfer agent for our shares of common stock to be issued in this offering is American Stock Transfer & Trust Company, LLC.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “AONE.”

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, Boston, Massachusetts. Proskauer Rose LLP, New York, New York, has acted as counsel for the placement agent in connection with certain legal matters related to this offering.

EXPERTS

The financial statements of A123 Systems, Inc. as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference in this prospectus, and the effectiveness of A123 Systems, Inc.’s internal control over financial reporting as of December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the financial statements, and an adverse opinion on the effectiveness of internal control over financial reporting due to a material weakness), which are incorporated by reference herein. Such financial statements have been incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN YOU FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.a123systems.com. Our website is not a part of this prospectus supplement and is not incorporated by reference herein. You may also read and copy any document we file at the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the accompanying prospectus and the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 0001-34463) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•                                          Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011;

•                                          Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 13, 2011;

•                                          Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011, filed with the SEC on May 10, 2011, August 5, 2011 and November 9, 2011, respectively;

•                                          Current Reports on Form 8-K filed with the SEC on March 28, 2011, March 30, 2011, April 6, 2011, April 11, 2011, May 4, 2011 (as amended on May 6, 2011), May 16, 2011, May 31, 2011 (as amended on October 17, 2011), June 21, 2011, July 27, 2011, October 4, 2011, November 4, 2011, November 8, 2011 and January 20, 2012; and

•                                          The description of our common stock contained in our Registration Statement on Form 8-A filed on September 18, 2009, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

A123 Systems, Inc.
200 West Street
Waltham, Massachusetts 02451
Attention: Investor Relations Department
(617) 972-3450

PROSPECTUS

A123 SYSTEMS, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

        We or selling securityholders may offer the securities described in this prospectus from time to time in one or more transactions. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is traded on The NASDAQ Global Select Market under the symbol "AONE."

        Investing in our securities involves risks. See "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, and "Risk Factors" included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2011.

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION BY REFERENCE	2
FORWARD-LOOKING STATEMENTS	3
A123 SYSTEMS, INC.	4
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	5
USE OF PROCEEDS	6
GENERAL DESCRIPTION OF SECURITIES	7
DESCRIPTION OF CAPITAL STOCK	7
DESCRIPTION OF DEBT SECURITIES	14
DESCRIPTION OF WARRANTS	23
FORMS OF SECURITIES	24
SELLING SECURITYHOLDERS	26
PLAN OF DISTRIBUTION	27
LEGAL MATTERS	29
EXPERTS	29

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we or selling securityholders may from time to time sell any of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we or selling securityholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 2 of this prospectus before making an investment decision.

        You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of any offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "we," "our" and "us" refer, collectively, to A123 Systems, Inc., a Delaware corporation, and its consolidated subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.a123systems.com. Our website is not a part of this prospectus and is not incorporated by reference herein. You may also read and copy any document we file at the SEC, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law. This prospectus incorporates by reference the documents listed below (File No. 001-34463) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 11, 2011;

  •
  Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2010 (excluding those portions that are not incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009).

  •
  Current Report on Form 8-K filed with the SEC on January 14, 2011; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on September 18, 2009, including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

A123 Systems, Inc.
200 West Street
Waltham, Massachusetts 02451
Attention: Investor Relations Department
(617) 972-3450

 FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of U.S. securities law. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and the beliefs and assumptions of our management, and as such are inherently uncertain. These forward-looking statements include, but are not limited to, statements relating to: our ability to obtain new customers and supply agreements; our beliefs about future trends in our market; our financial and business projections; worldwide political, economic or business conditions; foreign currency exchange rates; competition in our industry; delays in customer and market demand for our products and solutions; and delays in the development, production and delivery of our products and solutions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues "and "may" and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, which in some cases may be based on our growth strategies and anticipated trends in our business. These statements are only predictions based at the time they are made on our expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks outlined in the section of any accompanying prospectus supplement entitled "Risk Factors" and the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically under "Item 1A. Risk Factors" and elsewhere in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

 A123 SYSTEMS, INC.

        We design, develop, manufacture and sell advanced, rechargeable lithium-ion batteries and energy storage systems. We believe that lithium-ion batteries will play an increasingly important role in facilitating a shift toward cleaner forms of energy. Using our innovative approach to materials science and battery engineering and our systems integration and manufacturing capabilities, we have developed a broad family of high-power lithium-ion batteries and battery systems. This family of products, combined with our strategic partner relationships in the transportation, electric grid services and commercial markets, positions us well to address these markets for next-generation energy storage solutions.

        Our principal executive offices are located at 200 West Street, Waltham, Massachusetts 02451, and our telephone number is (617) 778-5700.

 CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

        We recorded a net loss from continuing operations for each of the five years in the period ended December 31, 2010. As a result, earnings were insufficient to cover fixed charges by $151.1 million for the fiscal year ended December 31, 2010, $86.3 million for the fiscal year ended December 31, 2009, $80.2 million for the fiscal year ended December 31, 2008, $30.9 million for the fiscal year ended December 31, 2007 and $15.7 million for the fiscal year ended December 31, 2006.

        For the purpose of these computations, we have calculated earnings as the sum of pretax loss from continuing operations before loss from equity investees and fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense which is deemed to be representative of the interest factor.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

        We will not receive any proceeds from the sale of securities by any selling securityholders unless otherwise indicated in the applicable prospectus supplement.

 GENERAL DESCRIPTION OF SECURITIES

        We or the selling securityholders may offer under this prospectus:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  warrants to acquire common stock, preferred stock or debt securities; or

  •
  any combination of the foregoing, either individually or as units consisting or two or more securities.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

        Whenever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may be permitted under applicable law, rules or regulations.

DESCRIPTION OF CAPITAL STOCK

        The following description summarizes information about our capital stock. You can obtain more comprehensive information about our capital stock by consulting our certificate of incorporation and by-laws, which are incorporated by reference in this prospectus, as well as the Delaware General Corporation Law. Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of March 25, 2011, 105,733,429 shares of our common stock were outstanding and no shares of our preferred stock were outstanding.

Common Stock

        Annual Meeting.    Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than 10 nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by our board of directors, chairman of our board or our chief executive officer. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our by-laws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

        Dividends.    The holders of common stock, after any preferences of holders of any preferred stock, are entitled to receive dividends when and if declared by the board of directors out of legally available funds.

        Liquidation and Dissolution.    If we are liquidated or dissolved, the holders of the common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of common stock they own subject to any preferential or other rights of any preferred stock.

        Other Rights.    Holders of the common stock have no right to:

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  convert the stock into any other security;

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  have the stock redeemed; or

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  purchase additional stock or to maintain their proportionate ownership interest.

        The common stock does not have cumulative voting rights. Holders of shares of the common stock are not required to make additional capital contributions.

        Transfer Agent and Registrar.    American Stock Transfer & Trust Co. is the transfer agent and registrar for our common stock.

Preferred Stock

        As of March 25, 2011, no shares of preferred stock were outstanding. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

        We are authorized to issue "blank check" preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board of directors may determine not to seek stockholder approval.

        A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

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  the designation and stated value per share of the preferred stock and the number of shares offered;

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  the amount of liquidation preference per share;

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  the price at which the preferred stock will be issued;

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  the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

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  any redemption or sinking fund provisions;

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  any conversion provisions; and

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  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

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  senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

        No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

        In addition, we will not acquire any preferred stock of a series unless:

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  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

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  the redemption date;

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  the number of shares and series of preferred stock to be redeemed;

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  the redemption price;

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  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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  the date on which the holder's conversion rights, if any, as to such shares shall terminate; and

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  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Voting Rights.    Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our restated certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

        Transfer Agent and Registrar.    The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Delaware Anti-takeover Law and Certain Charter and By-Law Provisions

        Delaware Law.    We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a "business combination" with any "interested stockholder" for three years following the date that the person became an interested stockholder, unless either (1) the interested stockholder attained such status with the approval of our board of directors, or (2) the business combination is approved by our board of directors and stockholders in a prescribed manner or (3) the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder," the sale of more than 10% of our assets, and other transactions resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. This provision may discourage or prevent unsolicited tender offers for our outstanding common stock.

        Staggered Board.    In accordance with the terms of our certificate of incorporation and by-laws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of our voting stock, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office. Our staggered board could have the effect of delaying or discouraging an acquisition of A123 Systems or a change in our management.

        Stockholder Action; Special Meeting of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations.    Our certificate of incorporation and by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. Our certificate of incorporation and by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by our chairman of the board, our chief executive officer or our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. These provisions could have the effect of delaying until the next annual stockholders meeting stockholder actions that are favored by the holders of a majority of our outstanding voting stock. These provisions could also discourage a third party from making a tender offer for our common stock, because even if it acquired a majority of our outstanding voting stock, it would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly-called stockholders meeting and not by written consent.

        Super-Majority Voting.    The affirmative vote of the holders of at least 75% of our voting stock is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation or by-laws described in the prior two paragraphs.

        Limitation of Liability and Indemnification.    Our certificate of incorporation contains provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. Further, our certificate of incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of Delaware.

 DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "the Company," "we," "our," and "us" in this section, we mean A123 Systems, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        Neither of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination."

        The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

        The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

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  the title and type of the debt securities;

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  whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

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  the aggregate principal amount of the debt securities;

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  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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  the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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  the right, if any, to extend the interest payment periods and the duration of that extension;

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  the manner of paying principal and interest and the place or places where principal and interest will be payable;

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  provisions for a sinking fund, purchase fund or other analogous fund, if any;

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  any redemption dates, prices, obligations and restrictions on the debt securities;

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  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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  any conversion or exchange features of the debt securities;

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  whether and upon what terms the debt securities may be defeased;

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  any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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  whether the series of debt securities will be guaranteed as to payment or performance;

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  any special tax implications of the debt securities; and

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  any other material terms of the debt securities.

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        A holder may present debt securities for exchange and a holder may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide a holder with those services without charge, although a holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. A holder may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

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  the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

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  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

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  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

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  certain other conditions are met.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    The following are events of default under the senior indenture for any series of senior debt securities:

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  failure to pay principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

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  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

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  certain events of bankruptcy or insolvency, whether or not voluntary; and

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  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of, premium, if any, on and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of, premium, if any, on and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

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  the holder gives the trustee written notice of a continuing event of default;

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  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of, premium, if any, on and interest on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of debt securities if:

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  we pay or cause to be paid, as and when due and payable, the principal of, premium, if any, and any interest on all senior debt securities of such series outstanding under the senior indenture; or

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  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

        Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back a holder's debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the debt securities such holder gives back to us. Holders of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the senior indenture.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

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  We deposit in trust for a holder's benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates.

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  There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing any holder to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as though we took back any holder's senior debt securities and gave such holder his or her share of the cash and senior debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us.

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  We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

        If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the senior debt securities. Such holders could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the senior debt securities (called "covenant defeasance"). In that event, holders would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

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  We must deposit in trust for any holder's benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates.

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  We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing any holder to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

        If we accomplish covenant defeasance as described above, holders can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the Events of Default occurred (such as our bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, holders may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

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  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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  to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

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  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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  to provide for or add guarantors with respect to the senior debt securities of any series;

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  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

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  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

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  extends the final maturity of any senior debt securities of such series;

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  reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

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  reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

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  reduces the amount payable upon the redemption of any senior debt securities of such series;

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  changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

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  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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  waives a default in the payment of principal of, or premium, if any, or interest on the senior debt securities;

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  changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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  modifies any of the provisions for these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

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  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities, and any claim, controversy or dispute arising under or related to the senior indenture or the senior debt securities, will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

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  all of the indebtedness of that person for money borrowed;

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  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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  all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

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  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

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  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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  the currency or currency units in which the offering price, if any, and the exercise price are payable;

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  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the holder may not continuously exercise the warrants throughout that period, the specific date or dates on which such holder may exercise the warrants;

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  whether the warrants are to be sold separately or with other securities as parts of units;

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  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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  any applicable material U.S. federal income tax consequences;

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  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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  the designation and terms of any equity securities purchasable upon exercise of the warrants;

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  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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  if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and, the number of warrants issued with each security;

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  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

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  the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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  information with respect to book-entry procedures, if any;

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  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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  any redemption or call provisions; and

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  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

 FORMS OF SECURITIES

        Each debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name a holder or a holder's nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, a holder or a holder's nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book—entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair a holder's ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

 PLAN OF DISTRIBUTION

        We or a selling securityholder may sell securities:

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  through underwriters;

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  through dealers;

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  through agents;

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  directly to purchasers;

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  through a combination of any of these methods of sale; or

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  through any other methods described in a prospectus supplement.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. We or any selling securityholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, or the Securities Act, and describe any commissions that we or the selling securityholders must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

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  the name of the agent or any underwriters;

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  the public offering or purchase price;

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  any discounts and commissions to be allowed or paid to the agent or underwriters;

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  all other items constituting underwriting compensation;

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  any discounts and commissions to be allowed or paid to dealers; and

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  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we and any selling securityholder will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we and any selling securityholder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        We may pay expenses incurred with respect to the registration of the common shares owned by any selling securityholders.

        If so indicated in the applicable prospectus supplement, we or any selling securityholder will authorize underwriters or other persons acting as our or such selling securityholder's agents to solicit offers by certain institutions to purchase securities from us or such selling securityholder pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for a holder's securities may be more than three scheduled business days after the trade date for such securities. Accordingly, in such a case, if a holder wishes to trade securities on any date prior to the third business day before the original issue date for such securities, such holder will be required, by virtue of the fact that such securities initially are expected to settle in more than three scheduled business days after the trade date for such securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of any securities offered from time to time by this prospectus and any related prospectus supplement will be passed upon for us by Latham & Watkins LLP, Boston, Massachusetts.

EXPERTS

        The financial statements of A123 Systems, Inc. as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference in this prospectus, and the effectiveness of A123 Systems, Inc.'s internal control over financial reporting as of December 31, 2010 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the financial statements, and an adverse opinion on the effectiveness of internal control over financial reporting due to a material weakness), which are incorporated by reference herein. Such financial statements have been incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

A123 Systems, Inc.

12,500,000 Shares of Common Stock

Warrants to purchase up to 12,500,000 Shares of Common Stock and up to 12,500,000 shares to be issued upon exercise of Additional Sale Options

PROSPECTUS SUPPLEMENT

LAZARD CAPITAL MARKETS

January 19, 2012

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ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION BY REFERENCE
FORWARD-LOOKING STATEMENTS
A123 SYSTEMS, INC.
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
GENERAL DESCRIPTION OF SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
FORMS OF SECURITIES
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS